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News Release

Contact:

Colleen T. White, Corporate Communications – 201-847-5369

Patricia A. Spinella, Investor Relations – 201-847-5453

BD Completes Acquisition of GeneOhm Sciences, Inc.

Franklin Lakes, NJ (February 14, 2006) – BD (Becton, Dickinson and Company) (NYSE:BDX) today announced the completion of its acquisition of GeneOhm Sciences, Inc., a pioneer in the development of molecular diagnostic testing for the rapid detection of bacterial organisms, including those known to cause healthcare-associated infections (HAIs), a growing global healthcare problem. The acquisition was finalized in accordance with terms originally disclosed in an announcement issued by BD on January 10, 2006.

The acquisition of GeneOhm Sciences is a natural complement to BD’s core strengths in microbiology and validates its commitment to expansion in molecular diagnostics. It will enable BD to move quickly into the emerging HAI field and positions the Company to become a leader in the prevention of this global healthcare problem.

BD will implement a broad, global initiative to work with hospitals, governments and other related parties to address the challenge of reducing HAIs. The GeneOhm Sciences array of rapid molecular assays for detection of these “super bugs” will offer important tools to address the diagnostic challenge of providing almost immediate detection of these harmful, infection-causing organisms. Ensuring prompt identification of bacteria, such as MRSA (methicillin resistant Staphylococcus aureus), enables the appropriate and directed drug therapy to commence sooner, and it can significantly impact patient and economic outcomes, a primary customer expectation. BD expects to bring its proven educational, training and in-service resources to this problem to assist physicians, nurses and others in a highly collaborative effort to reduce illness and mortality associated with HAIs.

This acquisition further demonstrates BD’s commitment to bringing new technologies and innovation to difficult problems in healthcare.

About BD

BD, a leading global medical technology company that makes and sells medical devices, instrumented systems and reagents, is dedicated to improving people’s health throughout the world. BD is focused on improving drug therapy, enhancing the quality and speed of diagnosing infectious diseases, and advancing research and discovery of new drugs and vaccines. The Company’s capabilities are instrumental in combating many of the world’s most pressing diseases. Founded in 1897 and headquartered in Franklin Lakes, New Jersey, BD employs more than 25,000 people in approximately 50 countries throughout the world. The Company serves healthcare institutions, life science researchers, clinical laboratories, industry and the general public. For more information, please visit www.bd.com.

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This press release contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future performance, products or other events or developments that BD expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. Factors that could cause actual results to vary materially from any forward-looking statement include, but are not limited to: competitive factors; pricing and market share pressures; difficulties inherent in product development and delays in product introductions; changes in regional, national or foreign economic conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; changes in healthcare or other governmental regulation; as well as other factors discussed in this press release and in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.